                                                                   EXHIBIT 10.31


                          SPONSORED RESEARCH AGREEMENT

     THIS AGREEMENT, executed this 15th day of December, 1999, by and between Isonics Corporation, a Corporation existing under the laws of the State of California ("Sponsor"), located at 5906 McIntyre Street, Golden, Colorado 80403, and Southern Methodist University, a non-profit educational corporation of the State of Texas, United States of America, by and through its office of Research Administration ("University'), located in University Park, Dallas, Texas.

     WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to University and to Sponsor, will further the instructional and research objectives of University in a manner consistent with its status as a non-profit, tax-exempt, educational corporation and may derive benefits for both Sponsor and University through inventions, improvements, and/or discoveries;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree to the following:

                                    ARTICLE 1

                                   DEFINITIONS

     As used herein, the following terms shall have the following meanings:

     1.1 "Project" shall mean the description of the project as described in Appendix A hereof, under the direction of Dr. Peter Raad as principal investigator.

     1.2  "Contract Period" is 01 January 2000 through 31 December 2000.

     1.3 "University Intellectual Property" shall mean individually and collectively all inventions, improvements and/or discoveries which are conceived and/or made by one or more employees of University in performance of Project.

     1.4 "Joint Intellectual Property" shall mean, individually and collectively, all inventions, improvements and/or discoveries which are conceived and/or made jointly by one or more employees of University and by one or more employees of Sponsor in performance of Project.

                                    ARTICLE 2

                                  RESEARCH WORK

     2.1 University shall commence the performance of Project promptly after the effective date of this Agreement, and shall use reasonable efforts to perform such Project substantially in accordance with the terms and conditions of this Agreement. Anything in this Agreement to the contrary notwithstanding, Sponsor and University may at any time amend Project by mutual written agreement.

     2.2 In the event that the Principal Investigator becomes unable or unwilling to continue Project, and a mutually acceptable substitute is not available, University and/or Sponsor shall have the option to terminate said Project.

                                    ARTICLE 3

FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 1
May, 1996

                             REPORTS AND CONFERENCES

     3.1 Written program reports shall be provided periodically by University to Sponsor as set forth in Appendix A.

     3.2 During the term of this Agreement, representatives of University will meet periodically with representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of Project to be performed hereunder.

                                    ARTICLE 4

                       COSTS, BILLINGS, AND OTHER SUPPORT

     4.1  It is agreed to and understood by the parties hereto that, subject to
Article 2, total costs to Sponsor hereunder shall be fixed as set forth on Appendix A, which shall include all expenses except those which may be independently authorized by Sponsor in writing subsequent to the execution of this Agreement.

     4.2 University shall retain title to any equipment purchased with funds provided by Sponsor under this Agreement.

     4.3 University represents that it has used its best efforts to determine the actual costs for completion of the Project, as set forth in Appendix A. However, any funds which Sponsor commits to pay hereunder to University for the Project which remain unexpended upon the completion of the Project shall belong to University.

     4.4 Anything herein to the contrary notwithstanding, in the event of early termination of this Agreement by Sponsor pursuant to Articles 2 and 9 hereof, Sponsor shall pay all costs accrued by University as of the date of termination, including non-cancellable obligations, which shall include all non-cancellable contracts and fellowships or postdoctoral associate appointments called for in Appendix A, incurred prior to the effective date of termination. After termination, any obligation of Sponsor for fellowships or postdoctoral associates hereunder shall end no later than the end of University's academic year following the effective date of Sponsor's termination of this Agreement.

                                    ARTICLE 5

                                    PUBLICITY

     Sponsor will not use the name of University, or the name of any member of University's Project staff, in any publicity, advertising, or news release without the prior written approval of an authorized representative of University. University shall have the right to acknowledge Sponsor as sponsor, the Principal Investigator, the nature of the research, and the dollar value of the award in normal University records and reports. Beyond that, University will not use the name of Sponsor, or any employee of Sponsor, in any publicity without the prior written approval of Sponsor.

FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 2
May, 1996

                                    ARTICLE 6

                                 NON-DISCLOSURE

     6.1 Anything in this Agreement to the contrary notwithstanding, any and all knowledge, know-how, practices, processes, and other information (hereinafter referred to as "Confidential Information") disclosed or submitted in writing or in other tangible form which is designated as Confidential Information, and labeled "Confidential", to either party by the other shall be received and maintained by the receiving party in strict confidence and shall not be disclosed to any third party. Furthermore, neither party shall use said Confidential Information for any purpose other than those purposes specified in this Agreement. The parties may disclose Confidential Information to their employees requiring access thereto for the purposes of this Agreement; provided, however, that prior to making any such disclosures each such employee shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. Neither party will be held financially liable for any inadvertent disclosure, but each will agree to use its reasonable efforts not to disclose any designated Confidential Information.

     6.2 Nothing contained herein will in any way restrict or impair either party's right to use, disclose, or otherwise deal with any Confidential Information which at the time of its receipt:

          (a) Is generally available in the public domain, or thereafter becomes available to the public through no act of the receiving party;

          (b) Was independently known prior to receipt thereof, or made available to such receiving party as a matter of lawful right by a third party;

          (c) Is required by government regulation, by law or by a court of competent jurisdiction to be disclosed, provided that the disclosing party is given adequate written notice to allow it to protest such disclosure; or

          (d) Has already been developed by the receiving party independently of the disclosing party's confidential information.

     6.3 The above obligations relating to Confidential Information shall be in effect for a period of one (1) year from the termination of this Agreement.

                                    ARTICLE 7

                                  PUBLICATIONS

     Sponsor recognizes that under University policy, the results of Project must be publishable and agrees that Principal Investor or researcher(s) engaged in Project shall be permitted to present at symposia, national or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of Project; provided, however, that Sponsor shall have been furnished copies of any proposed publication or presentation at least forty-five (45) days in advances of the submission of such proposed publication or presentation to a journal, editor, or other third party. Sponsor shall have thirty (30) days after receipt of said copies to object to such proposed presentation or proposed publication because there is patentable subject matter which needs protection and/or there is Confidential Information of Sponsor contained in the proposed publication or presentation, other than University Intellectual Property. In the event that Sponsor makes such objection, the parties shall negotiate an acceptable version and the Principal Investigator and/or researcher(s) shall refrain from making such publication or presentation for a maximum of six (6) months from the date of

FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 3
May, 1996
receipt of such objection in order for University to file patent application(s) with the United State Patent and Trademark Office and/or foreign patent office(s) directed to the patentable subject matter contained in the proposed publication or presentation, pursuant to Article 8.

                                    ARTICLE 8

                              INTELLECTUAL PROPERTY

     8.1 All rights and title to University Intellectual Property created solely by the University under Project shall belong to University and shall be subject to the terms and conditions of this Agreement.

     8.2 University will promptly notify Sponsor of any University Intellectual Property or Joint Intellectual Property conceived and/or made during the Contract Period under Project. If Sponsor directs that a patent application or application for other intellectual property protection be filed, University shall promptly prepare, file, and prosecute such U.S. and foreign application in University's name. Sponsor shall bear all costs incurred in connection with such preparation, filing, prosecution, and maintenance of U.S. and foreign application(s) directed to said University Intellectual Property or Joint Intellectual Property. Sponsor shall cooperate with University to assure that such application(s) will cover, to the best of Sponsor's knowledge, all items of commercial interest and importance. While University shall be responsible for making decisions regarding scope and content of application(s) to be filed and prosecution thereof, Sponsor shall be given an opportunity to review and provide input thereto. University shall keep Sponsor advised as to all developments with respect to such application(s) and shall promptly supply to Sponsor copies of all papers received and filed in connection with the prosecution thereof in sufficient time for Sponsor to comment thereon.

     8.3 University and Sponsor agree to comply with all United States Export Control Laws, and exportation of unclassified technical data in the furtherance of a manufacturing license or technical assistance agreement must be approved in writing by the Office of Defense Trade Controls.

                                    ARTICLE 9

                                 GRANT OF RIGHTS

     Pursuant to Article 8.2, University grants Sponsor the first option, at Sponsor's sole selection, for either a non-exclusive, royalty-free license or, for consideration, an exclusive license with a right to sub license on terms and conditions to be mutually agreed upon. The option shall extend for a time period of one (1) year from the date of termination of this Agreement.

                                   ARTICLE 10

                              TERM AND TERMINATION

     10.1 This Agreement shall become effective upon the date first hereinabove written and shall continue in effect for the full duration of the Contract Period unless sooner terminated in accordance with the provisions of this Article. The parties hereto may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions which the parties reduce to writing and sign. Either party may terminate this Agreement upon ninety- (90) days' prior written notice to the other. In the event that Sponsor terminates this Agreement prior to the end of the term of this Agreement, for any reason other than University's breach of this Agreement, Sponsor shall continue to be obligated to pay to University the amounts set forth in Article 4.

FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 4
May, 1996

     10.2 In the event that either party hereto shall commit any breach of or default in any of the terms or conditions of this Agreement, and also shall fail to remedy such default or breach within ninety (90) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice.

     10.3 Subject to Article 9, termination of this Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, however effectuated, shall affect the Sponsor's rights and duties under Article 8 hereof, or release the parties hereto from their rights and obligations under Articles 4, 5, 6, 7, 8, 9, 10, and 15.

                                   ARTICLE 11

                             INDEPENDENT CONTRACTOR

     In the performance of all services hereunder:

          (a) University shall be deemed to be and shall be an independent contractor and, as such, University shall not be entitled to any benefits applicable to employees of Sponsor; and

          (b) Sponsor shall be deemed to be and shall be an independent contractor and, as such, Sponsor shall not be entitled to any benefits applicable to employees of University.

          (c) Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

                                   ARTICLE 12

                                  FORCE MAJEURE

     In the event of circumstances beyond the reasonable control of either or both parties, including but not limited to proven illness of Principal Investigator, riots, strikes, Acts of God, or the exercise of authority of either the federal or state governments or any political subdivision thereof, which prevent the performance of the obligations of this Agreement by either party, this Agreement may be modified by mutual consent of the parties or shall otherwise become null and void.

                                   ARTICLE 13

                                  GOVERNING LAW

     This Agreement shall be governed and construed in accordance with the laws of the State of Texas and the United States of America. This Agreement shall be deemed fully performable in Dallas County, State of Texas, United States of America.

                                   ARTICLE 14

FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 5
May, 1996

                                   ASSIGNMENT

     This Agreement shall not be assigned by either party without the prior written consent of the parties hereto. Any unauthorized assignment shall be null and void.

                                   ARTICLE 15

                             AGREEMENT MODIFICATION

     Any agreement to change the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the parties hereto.

                                   ARTICLE 16

                            MISCELLANEOUS PROVISIONS

     16.1 NOTICES. Notices, invoices, communications, and payments hereunder shall be deemed made if given by registered or certified U.S. mail, postage prepaid, and addressed to the party to receive such notice, invoice, or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

               Sponsor:           Steve Burden
                                  Vice President, Semiconductor Materials
                                  Isonics Corporation
                                  5906 McIntyre Street
                                  Golden, Colorado 80403

               University:        Dr. Larry Smith, Director
                                  Research Administration
                                  Southern Methodist University
                                  P.O. Box 750302
                                  Dallas, Texas 75275

               Technical Matter:  Dr. Peter Raad, Professor
                                  Department of Mechanical Engineering
                                  School of Engineering & Applied Sciences
                                  P.O. Box 0335
                                  Southern Methodist University
                                  Dallas, Texas 75275

     16.2 DEBT AND DEBARMENT CERTIFICATIONS. By signing this Agreement, Sponsor certifies that his or her institution or company is not delinquent on any federal debt, and neither the institution or company, nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from covered transactions by any United States governmental department or agency.

     16.3 EXPORT OF TECHNOLOGY. Sponsor shall be solely responsible for obtaining any and all clearances and permits which are required by the treaties, laws, and regulations of the United States in the event the transfer of the technology which is the subject of this Agreement from University to Sponsor, or from Sponsor to a third party is subject to federal laws and regulations regarding the export of technology from the United States. Sponsor further agrees to indemnify, defend, and hold harmless University, its Trustees, officers, employees, agents, and representatives, including the Principal

FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 6
May, 1996

Investigator and researcher(s), against all claims, suits, administrative actions, fines, penalties, and damages assessed or made against any of the parties hereby released as the result of Sponsor's intentional or negligent acts or omissions related to the failure to comply with local, state or U.S. federal law. The parties agree to advise each other promptly of the existence of any claims made against University which Sponsor has agreed to indemnify herein.

     16.4 SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

     16.5 CONFLICT OF INTEREST. Except as set forth herein, Sponsor represents and warrants that no Trustee, officer, employee, student or agent of University has been or will be employed, retained, or paid a fee, or otherwise has received or will receive any personal compensation or consideration by or from Sponsor or any of Sponsor's directors, officers, employees, or agents in connection with the obtaining, arranging, or negotiation of this Agreement.

     16.6 HEADINGS. Paragraph headings are for reference and convenience only and shall not be determinative of the meaning or the interpretation of the language of this Agreement.

     16.7 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between Sponsor and University with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements with respect to the subject of this Agreement.

     16.8 WAIVER. No waiver of any breach of any provision of this Agreement shall operate as a waiver of any other or subsequent breach thereof or of the provision itself, or of any other provision. No provision of this Agreement shall be deemed to have been waived unless such waiver be in writing and signed by the party waiving the same, with the signature on behalf of University being that of a vice president of University.

     16.9 AUTHORITY TO SIGN. The individuals executing this Agreement on behalf of the parties hereby represent and warrant that they have full power and authority to execute this Agreement on behalf of the institution they are representing.

     IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the day and year first above written.


SPONSOR:

By: /s/ Steven J. Burden
   -----------------------------
Name: Steven Burden
Title: Vice President Semiconductor Materials
Date:

FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 7
May, 1996

SOUTHERN METHODIST UNIVERSITY


By: /s/ Ross C. Murfin
   -----------------------------
    Ross C. Murfin
    Provost & Vice President for
       Academic Affairs

Date:  1/10/00111



/s/ Dr. Larry Smith
--------------------------------
Dr. Larry Smith
Director of Research Administration

PRINCIPAL INVESTIGATOR

By: /s/ Peter Raad
   -----------------------------
Name: Peter Raad
Title: Professor
Date: 1/6/2000


FIXED-COST STANDARD RESEARCH AGREEMENT                                    Page 8
May, 1996

Proposal Budget                         Peter Raad                     pg 1 of 5
SMU# 992932                             01 NOV 1999 - 31 OCT 2000
Isonics Corp.                      "APPENDIX A"

Sub-      Description                                  Sub-Totals     Agency      SMU        Total
Code                                                                  Budget     Budget      Budget
----      -----------------------------------          ----------     ------    --------    --------
6112      Faculty, Extra Compensation                                       0         0            0

6131      Exempt Staff, Base Compensation                                   0         0            0

6165      Graduate Research Asst                                       15,000         0       15,000

6181      Post Doctoral Employee, base pay                                  0         0            0
          -----------------------------------          ----------     -------   -------     --------
          Total Salaries                                               15,000         0       15,000

6201      Emp Ben, FT Faculty @20.4%                                        0         0            0
6203      Emp Ben, FT Exempt Staff, 22.8%                                   0         0            0
6207      Emp Ben, Post Doctoral, 10.7%                                     0         0            0
6210      Emp Ben, Graduate Res Asst, 32%                               4,800         0        4,800
          -----------------------------------          ----------     -------   -------     --------
          Total Employee Benefits                                       4,800         0        4,800

          Total Salaries & Benefits                                    19,800         0       19,800

6330      Lab Supplies                                                  5,000         0        5,000
6600      Travel - domestic                                             4,500         0        4,500
          -----------------------------------          ----------     -------   -------     --------
          Subtotal Direct Costs                                        29,300         0       29,300

8240      Equipment                                                    60,000         0       60,000
          Misc. supplies & materials
          -----------------------------------          ----------     -------   -------     --------
          Total Direct Costs                                           89,300         0       89,300

7600      On campus F&A - agency @45%                                  11,025         0       11,025
          -----------------------------------          ----------     -------   -------     --------
          Total Project Costs                                         100,325         0      100,325


                                                                       pg 2 of 5

                                  APPENDIX "A"


                                  A PROPOSAL TO

                               ISONICS CORPORATION

                            for a Grant in Support of

                          THERMAL PROPERTY MEASUREMENTS

                                 AND MODELING OF

                    ISOTOPICALLY-PURE SEMICONDUCTOR MATERIALS

                                  Submitted by

                          SOUTHERN METHODIST UNIVERSITY

                               Dallas, Texas 75275

                                     for the

                        Mechanical Engineering Department

                                 December, 1999

                         Starting Date: January 1, 2000
                      Budgeted Proposal Duration: 12 months
                      Total Budgeted Expenditures: $100,325


Peter E. Raad, Ph.D., P.E.
Professor and Associate Dean
Voice: (214) 768-3043
FAX: (214) 768-3845
Email: praad@seas.smu.edu                                   [PHOTO]
                                                                       pg 3 of 5

                                  APPENDIX "A"

INTRODUCTION

     The high rate of innovation in electronics and telecommunications has raised expectations for higher performance and functionality. Most advances have evolved from smart engineering and efficient manufacturing practices. Equally substantial gains can result from the introduction of innovative materials. Indeed, miniaturization and performance requirements have forced the use of existing materials beyond initially envisioned ranges and have spurred the development of specialty materials. Knowledge of material properties is fundamental to the design process, especially for electronic and telecommunication devices, where performance depends heavily on electro-thermal interactions. With the advent of the higher performance submicron devices and the associated management difficulties, came the realization that bulk and thin-film thermal properties differ markedly. However, since no universal behavior is expected for these differences and since they cannot be predicted from theory, the properties of each material must be measured separately. Also, as thin films are typically layered and deposition techniques differ by manufacturer, it is important to measure the interface resistance of stacked layers.

     This proposal is aimed at assessing the thermal properties of isotopically pure semiconductors, such as silicon (Si-28) developed and produced by Isonics Corporation. Isotopically pure silicon has better thermal conductivity than natural silicon, which implies that heat can be removed more effectively. Substantial reductions in operating temperatures would make heat sinks and on-board fans practical far beyond 2001, thus removing a major industry roadblock. As semiconductor manufacturers design chips at higher densities and smaller line widths to increase speed and reduce costs, heat build-up has become a critical problem. Isotopically pure silicon has a superior ability to transfer heat. This improved property should result in the near term in lower reject rates and a higher number of high performance chips.

GENERAL AND SPECIFIC OBJECTIVES

     The general objective of this research project is to investigate numerically and experimentally the thermal behavior of isotopically pure semiconductor materials, such as Silicon-28, with the goal of assessing any performance advantages that these materials can exhibit over their natural counterparts. The research will be conducted in close collaboration with Isonics Corporation to ensure that the specific work objectives enumerated below adapt to unexpected results discovered in the course of the investigation.

     The specific objectives of this investigation are enumerated below. Modeling with the existing self-adaptive numerical technique will be used in conjunction with the measurements described below.

1. Measure the thermal conductivity (K) of thin films and bulk Si-28 by the use of the existing Transient Thermoreflectance (TTR) method. Compare the obtained data with measured K for thin films and bulk natural Si. Investigate the dependence of K on the doping level for both Si-28 and natural Si. The samples to be tested will be supplied by Isonics Corporation.

                                                                       pg 4 of 5

                                  APPENDIX "A"

2. Measure K for samples made up of layered structures of Si2-8, Si02, natural Si, etc. The purpose of these measurements is to gain a perspective on the thermal response of composite materials for a new generation of electronic devices. Isonics and the SMU team will determine the range of samples to be measured, with specified materials, number of layers, and layer thicknesses.

3. Model, design and build basic FET transistors where the substrate material is either natural Si or Si-28. While activating the devices, carry out measurements of the gate temperature for each of the two cases. Determine any advantages of using Si-28 versus natural Si. The FET transistors will be manufactured by a third party on Si-28 and natural Si wafers supplied by Isonics Corp.

4. Model basic FET transistors in 3 above, where the wafer structure is a layer of Si-28 of various thicknesses on a natural silicon substrate.

5. Measure the thermal conductivity of thin films and bulk samples of natural and isotopically modified compound semiconductors such as SiC, GaAs, and GaN, as they become available.


METHODOLOGY

     The Submicron Electro-Thermal Sciences Laboratory (SETSL) was recently established in the School of Engineering and Applied Science at SMU in recognition of industry's needs for noninvasive characterization of the thermal properties of thin-film materials. The Laboratory features a laser-based

     (Fig. 1 - Schematic of the TTR measurement system)
                                                                       pg 5 of 5

                                  APPENDIX "A"

transient thermoreflectance (TTR) measurement system, an electrical performance measurement system for microwave integrated circuits, and an adaptive computational tool for rapid thermal modeling. These capabilities are essential to the successful execution of the objectives of this investigation.

     The existing experimental TTR system at the SMU SESTL is depicted schematically in Fig. 1 above. The heating source is provided by an Nd:YAG pulsed laser whose wavelength is 532 nm and maximum pulse energy is 0.5 mJ. The adjustable heating spot of the YAG was characterized by CCD imaging and fast photodiode detection, and was found to have good spatial uniformity and a Gaussian temporal distribution. The probing light source is an Ar-Ion CW laser with a linearly polarized, single-mode irradiation beam at a wavelength of 488 nm. The beam is delivered to the microscope assembly via a polarization preserving, fiber optic cable with TEM00 mode. The probing beam reflects from the heated surface back along its optical path to the sensitive area of a pre-amplified silicon PIN photodiode (rise time o 1 ns) through a fiber optic cable. The photodiode signal, representing the variations in the surface reflectivity, is acquired with an 8-bit resolution by a digital oscilloscope at a rate of 2 Giga-Samples per second. The integrated CCD camera and microscope system is mounted on a precision probing station, making it possible to view the sample and to position the laser beams on its surface with a resolution of 1 o
m. The microscope has a motorized, 40X continuous zoom capability. Five microscope objective lenses (5X - 100X) are available, providing a maximum magnification of 4000X. The optical system has been designed so that the heating and probing beams may be located concentrically (for through-plane property measurements) or eccentrically (for in-plane measurements). The sample under test is placed on a thermal chuck, capable of maintaining the bottom of the sample at an isothermal condition, in the range of 0 -200 (degree)C with increments of 0.1(degree)C. All components are computer interfaced for control and data acquisition.

WORK SCHEDULE

Objective No.  Jan  Feb  Mar  Apr  May  Jun  Jul  Aug  Sep  Oct  Nov  Dec
-------------  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
    1           X    X    X    X

    2                          X    X    X    X    X

    3                     X    X    X    X    X    X

    4                                    X    X    X    X    X    X

  Reports                      X                   X                   X